UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2017

PixarBio Corporation
(Name of Small Business Issuer in its Charter)

Delaware	47-1945113
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Boston Avenue, Suite 1875

Medford, MA 02155

(Address of principal executive offices)

(617) 803-8838

(Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

PixarBio Corporation (the “Company”) issued a press release, dated January 3, 2017, in which the Company announced its intention to acquire InVivo Therapeutics, Inc. (InVivo), which like the Company, is a pharma company which was found by Frank Reynolds, the Company’s Chief Executive Officer. The proposed acqusition, which has been approved by the Company’s Board of Directors, is expected to close in the Q1 of 2017 on the condition that InVivo’s current Board serves no role in the surviving Company, which will be renamed Reynolds Therapeutics Corporation.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1

Press Release dated January 3, 2017 – Its Time to Make Pharma GREAT Again, By Combining Two Frank Reynolds’ Founded Pharmas,, PixarBio Corp. (OTCQX: PXRB) and InVivo Therapeutics (NASDAQ-NVIV). The $77,000,000 Stock Offer Will Create a New Pharma Called Reynolds Therapeutics Corporation to Solve the Opiate Crisis and to Regenerate Chronic Spinal Cord in Humans and Finally Cure Paralysis

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PixarBio Corporation (the Company)

Dated: January 3, 2017	By:	/s/ Francis M. Reynolds
	Name:	Francis M. Reynolds
	Title:	Chief Executive Officer

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